Exhibit 10.15

AMENDMENT NUMBER TWO

TO THE

FOUNDING INVESTOR RIGHTS AGREEMENT

This Amendment Number Two (the “Amendment”) to the Founding Investor Rights Agreement dated January 1, 2009, as amended on June 7, 2010 (the “Investor Rights Agreement”), is entered into as of the 27th day of October, 2010 (the “Effective Date”) by and among ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 300 Third Street, Cambridge, Massachusetts 02142 (“Alnylam”), ISIS PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business at 1896 Rutherford Road, Carlsbad, California 92008 (“Isis”), and REGULUS THERAPEUTICS INC. (formerly Regulus Therapeutics LLC), a Delaware corporation, with its principal place of business at 3545 John Hopkins Court, Suite 210, San Diego, CA 92121 (“Regulus”).

RECITALS

WHEREAS, Regulus, Isis and Alnylam entered into the Investor Rights Agreement; and

WHEREAS, Isis, Alnylam, and Regulus now desire to amend the Investor Rights Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Isis, Alnylam and Regulus each agrees as follows:

1.	DEFINITIONS

Capitalized terms used herein and not defined elsewhere herein have the meanings set forth in the Investor Rights Agreement.

2.	AMENDMENT TO SECTION 5.1

2.1 Section 5.1. The second sentence of Section 5.1 of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

“Each Founding Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of any outstanding warrants or options) of which such Founding Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any outstanding preferred stock of the Company or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.”

3.	MISCELLANEOUS

3.1 Other Terms. All other terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

3.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereby execute this Amendment Number Two to the Founding Investor Rights Agreement as of the Effective Date.

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ illegible
Name:
Title:

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer and Chief Financial Officer

REGULUS THERAPEUTICS INC.

By:	/s/ Kleanthis G. Xanthopoulos
Name: Kleanthis G. Xanthopoulos
Title: President and CEO